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                                      LEASE

         This Lease dated this 22nd day of October, 1997, between ROBBINS MANUFACTURING CO., INC., a duly organized Massachusetts corporation with a usual place of business at 1200 Airport Road, Fall River, Massachusetts, 02720, hereinafter referred to as the "Lessor" and QUAKER FABRIC CORPORATION OF FALL RIVER, a corporation duly organized and having a place of business at 941 Grinnell Street, Fall River, Massachusetts, 02720, hereinafter referred to as the "Lessee".

         The parties hereto further covenant with each other as follows:

         1. The Lessor hereby lets to the Lessee, and the Lessee hereby hires from the Lessor, the following premises:-

         A 28,000 square foot manufacturing building located at 1325 Airport Road, Fall River, Bristol County, Massachusetts for the term of two (2) years commencing October 22, 1997, yielding and paying therefor a net monthly rent during the term hereof in the sum of nine thousand three hundred thirty three and 00/100 dollars ($9,333.00). Payments of rent are to be made in advance on the first day of each month during such term, or any renewal thereof, which the Lessee hereby covenants to pay without demand at the office of the Lessor, or at such other place as the Lessor may require in writing, rent to begin on the 22nd day of October, 1997 with the rent for the month of October, 1997 and the final month of this lease to be prorated.

         2. It is the intention of the Lessor and the Lessee that the rent herein specified shall be net to the Lessor in each year during the term of this Lease, including all extensions thereof, that all costs, expenses, real estate taxes and obligations of every kind relating to the leased property (except as otherwise specifically provided in this Lease) which may arise or become due during the term of this Lease shall be paid by the Lessee, and that the Lessor shall be indemnified by the Lessee against such costs, expenses and obligations. The Lessee shall, however, be under no obligation to pay interest on any mortgage on the fee of the leased property, any franchise or income tax payable by the Lessor, or any gift, inheritance, transfer, estate or succession tax by reason of any present or future law which may be enacted during the term of this Lease.

         3. The Lessee agrees that the demised premises shall be used and occupied only for the storage business and for no other purpose or purposes without the Lessor's written consent.

         4. The Lessee, during the term of this Lease or any extension or renewal of this Lease, shall, at its expense, make all repairs as shall be reasonably necessary to keep said leased


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premises in good condition and repair provided such repairs are properly chargeable against income in accordance with GAAP. The Lessee further agrees that all damage or injury done to the premises by the Lessee or by any person who may be in or upon the premises, except the Lessor, Lessor's agents, servants and employees, shall be repaired by the Lessee at its expense. The Lessee agrees at the expiration of this Lease or upon the earlier termination thereof, to quit and surrender said premises in good condition and repair, reasonable wear and damage by act of God, fire or other causes beyond the control of Lessee excepted. The Lessee shall maintain all portions of the leased property and adjoining areas in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions. Lessor shall be responsible for maintenance of the roof, for structural defects of the building and for all other costs and expenses associated with maintenance of the building except such costs and expenses as are properly chargeable against income in accordance with GAAP.

         5. The Lessee shall not assign this Lease or any interest therein nor let or underlet the said premises or any part thereof or any right or privilege appurtenant thereto, nor permit the occupancy or use of any part thereof by any other person without the written consent of the Lessor first had and obtained; provided, however, Lessor's consent shall not be required for assignments to affiliates of Lessee or assignments by operation of law. Consent to assignment shall not be unreasonably withheld or delayed by the Lessor.

         6. If any proceedings in bankruptcy or insolvency be filed against the Lessee or if any writ of attachment or writ of execution be levied upon the interest herein of the Lessee and such proceedings or levy shall not be released or dismissed within ninety (90) days thereafter, or if any sale of the leasehold interest hereby created or any part thereof should be made under any execution or other judicial process, or if the Lessee shall make any assignment for benefit of creditors or shall voluntarily institute bankruptcy or insolvency proceedings, the Lessor, at Lessor's election, may re-enter and take possession of said premises and remove all persons therefrom and may, at Lessor's option, terminate this Lease.

         7. In the event of any litigation between the parties hereto arising out of this Lease, or the leased premises, the prevailing party therein shall be allowed all reasonable attorney's fees expended or incurred in such litigation to be recovered as a part of the costs therein.

         8. This Lease is made upon the express condition that if the Lessee fails to pay the rental reserved hereunder or any part thereof after the same shall become due, and such failure shall continue for a period of ten (10) days after written notice thereof from the Lessor to Lessee, or if the Lessee fails or neglects to


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perform, meet or observe any of the Lessee's other obligations hereunder and such failure or neglect shall continue for a period of thirty (30) days after written notice thereof from the Lessor to Lessee, then the Lessor at any time thereafter, by written notice to the Lessee, may lawfully declare the termination hereof and re-enter said premises or any part thereof, and by due process of law, expel, remove and put out the Lessee or any person or persons occupying said premises and may remove all personal property therefrom without prejudice to any remedies which might otherwise be used for the collection of arrears of rent or for preceding breach of covenant or conditions.

         Notwithstanding any other provisions of this Lease, where the curing of an alleged default requires more than payment of money, and the work of curing said default cannot reasonably be accomplished within the time otherwise permitted herein, and where the Lessee has commenced upon the said work of curing said default and is diligently pursuing same, then the Lessee shall be entitled to reasonable time extensions to permit the completion of said work of curing said default, as a condition precedent to any re-entry by the Lessor or termination of this Lease by the Lessor, and any defect that is cured shall not thereafter be grounds for re-entry or for termination.

         9. The subsequent acceptance of rent hereunder by the Lessor shall not be deemed a waiver of any preceding breach of any obligation hereunder by the Lessee other than the failure to pay the particular rental so accepted, and the waiver of any breach of any covenant or condition by the Lessor shall not constitute a waiver of any other breach regardless of knowledge thereof.

         10. The Lessee hereby agrees to indemnify the Lessor against and to hold the Lessor harmless from any and all claims or demands for loss of or damage to property or for injury or death to any person from any cause within Lessee's control while in, upon, or about said demised premises or the sidewalks adjacent thereto during the term of this Lease or any extension hereof.

         11. The Lessee shall, at its sole cost and expense, procure and maintain during the term of this Lease and any renewal or extension thereof, public liability insurance, protecting the Lessor and the Lessee from any liability arising in connection with the use or occupancy of the leased premises, with a company or companies acceptable to the Lessor, in an amount not less than one million dollars ($1,000,000.) for one person, and two million dollars ($2,000,000.) for more than one person injured or killed in the same accident, and one hundred thousand dollars ($100,000.) for property damage; and such policy of insurance, or a certificate thereof, shall be delivered to, and left in the possession of, the Lessor.

         Lessor shall procure and maintain during the term of this Lease and any renewal or extension thereof, insurance to keep the buildings on the demised premises insured against all loss or


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damage by fire and other hazards insured against under the so-called extended coverage fire policy in an amount not less than the replacement value of said buildings, with an eighty percent (80%) co-insurance clause, by policies that shall be in the name of the Lessor and that shall provide that the loss if any, shall be payable to the Lessor. The amounts of premiums paid for such insurance by the Lessor shall be deemed rent, and shall be payable with the installment of rent next thereafter due under the terms of this Lease.

         The Lessee shall do no act or thing upon the demised premises which may make void or voidable any insurance on said premises or the buildings thereon against fire, or may render any increased or extra premium payable for any such insurance. On demand, the Lessee shall reimburse the Lessor for any increased cost of insurance on the Lessor's property due to the Lessee's use of the demised premises.

         12. The Lessor does hereby release the Lessee of liability with respect to any destruction or damage caused by the default or negligence of Lessee or its agents, servants or employees, to the extent that the Lessor's insurance actually in force at the time of any destruction or damage covers the loss incurred and permits such release, and provided the Lessor collects on such coverage, it being understood that it shall make a proper claim on account thereof under such coverage and shall fully and faithfully prosecute such claim, including timely suit upon such policy; it being specifically understood and agreed that such release is not and shall not be effective to the extent that it is not permitted by the terms of any policy or policies in force when the destruction or damage occurs, and shall not be effective as to the amount of any destruction or damage which is so caused in excess of the amount recoverable by the Lessor under insurance policies in force when the destruction or damage occurred.

         The Lessee does hereby release the Lessor of liability with respect to any destruction or damage caused by the fault or negligence of the Lessor or its agents, servants or employees, to the extent that the Lessee's insurance actually in force at the time of any destruction or damage covers the loss incurred and permits such release, and provided the Lessee collects on such coverage, it being understood that it shall make a proper claim on account thereof under such coverage and shall fully and faithfully prosecute such claim; provided, however, Lessee shall not be obligated to file suit upon such policy; it being specifically understood and agreed that such release is not and shall not be effective to the extent that it is not permitted by the terms of any policy or policies in force when the destruction or damage occurs, and shall not be effective as to the amount of any destruction or damage which is so caused in excess of the amount recoverable by the Lessee under insurance policies in force when the destruction or damage occurred.

         Each party agrees to use its best efforts to cause all of its insurers to include in all insurance policies issued to it the


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waivers of subrogation referred to in the two paragraphs above. The Lessee will deliver to the Lessor a written endorsement or certificate of such waivers within thirty (30) days after occupancy, at no charge to the Lessor.

         13. The Lessee agrees to pay for all water, sewer, fuel, gas, oil, heat, electricity, power, materials and services which may be furnished to it or used by it in or about the demised premises and to keep said demised premises free and clear of any lien or encumbrance of any kind whatsoever created by Lessee's act or omission.

         14. The Lessee shall permit the Lessor and their agents to enter the demised premises with prior notice during normal business hours (except during an emergency in which case prior notice need not be given and entry may be at any reasonable time) for any of the following purposes: to inspect the same; to maintain the building in which the said premises are located; to make such repairs to the demised premises as the Lessor may elect to make; to post notices of nonresponsibility for alterations or additions or repairs. The Lessor shall have such right of entry and the right to fulfill the purpose thereof; provided, however, the rent reserved to be paid hereunder shall be equitably adjusted to compensate the Lessee for any loss of occupancy or quiet enjoyment of the demised premises thereby occasioned.

         15. If the demised premises shall be so damaged by fire, casualty or other cause or happening as to be substantially destroyed, or if any authority having jurisdiction shall order the demolition or removal of any building herein demised, then this lease shall cease and come to an end and any unearned rent paid in advance by the Lessee shall be refunded to it.

         If the demised premises shall be partially destroyed by fire, casualty, or other cause or happening, or be declared unsafe by an authority having jurisdiction then the demised premises shall be promptly restored by the Lessor to their previous condition and/or made safe and a just proportion of the rent herein reserved, according to the extent to which said premises have been rendered untenantable or declared unsafe, shall abate until the demised premises shall have been restored and put in proper condition for use and occupancy; provided, however, that should said premises not be restored to their former condition and/or made safe within sixty (60) days from the date of said partial destruction or declaration of unsafe condition thereof, then, in that event, the Lessee or Lessor may, at the option of either party, cancel and terminate this Lease in its entirety, and should the Lessor or Lessee exercise its option to cancel said Lease as aforesaid, then any unearned rent paid in advance by the Lessee shall be refunded to it.

         16. The Lessee shall not make, or suffer to be made, any alterations of the real property improvements in excess of five


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thousand dollars ($5,000.) in value without the written consent of the Lessor first had and obtained, and any additions to, or alterations of, the said real property improvements shall become at once a part of the realty and belong to the Lessor. If written consent of the Lessor to any proposed alterations by the Lessee shall have been obtained, the Lessee agrees to advise Lessor in writing of the date upon which such alterations will commence in order to permit the Lessor to post notices of nonresponsibility. The Lessee shall keep the demised premises free from any and all liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

         17. If the whole of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose, then the term hereby granted shall cease on the day prior to the taking of possession by such authority or on the day prior to the vesting of title in such authority, whichever first occurs, and rent hereunder shall be paid to and adjusted as of that day.

         If a portion of said demised premises shall be condemned or taken and, as a result thereof, there shall be such a major change in the character of the premises as to prevent Lessee from using the same in substantially the same manner as theretofore used, then and in that event, the Lessee may either cancel and terminate this Lease, as of the date when the part of the premises so taken or condemned shall be required for such public purpose, or said Lessee may continue to occupy the remaining portion, provided, however, the Lessee shall give written notice to the Lessor, within fifteen (15) days after the date of any taking or vesting of title, of its election. In the event the Lessee shall remain in possession and occupation of the remaining portion, all the terms and conditions of this Lease shall remain in full force and effect with respect to such remaining portion, except that the rent reserved to be paid hereunder shall be equitably adjusted according to the amount and value of such remaining space.

         The entire award of damages or compensation for the premises taken, or the amount paid pursuant to private purchase in lieu thereof, whether such condemnation or sale be total or partial, shall belong to and be the property of the Lessor, and the Lessee hereby assigns to Lessor any and all such award or purchase price. Nothing herein contained shall be deemed or construed to prevent Lessee from interposing and prosecuting in any condemnation proceeding for a claim for moving expenses and the value of any trade fixtures installed in the demised premises by the Lessee and in the case of a partial condemnation of the demised premises, the cost, loss or damages sustained by Lessee as the result of any alterations, modifications, or repairs which may be reasonably required of the Lessee in order to place the remaining portion of the demised premises not so condemned in a suitable condition for Lessee's further occupancy.

         18. The Lessee agrees not to vacate or abandon the premises at any time during the demised term. Should the Lessee vacate or


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abandon said premises or be dispossessed by process of law or otherwise, such abandonment, vacation, or dispossession shall be a breach of this Lease and, in addition to any other rights which the Lessor may have, the Lessor may remove any personal property belonging to the Lessee which remains on the demised premises and store the same, such removal and storage to be for the account of the Lessee and at Lessee's expense.

         19. Lessee, at its own cost and expense, shall comply with all laws, ordinances, statutes, rules, regulations and requirements of the local state and federal governments and shall comply with all the requirements of the board of health, municipal and state authorities and police and fire departments and of the federal government and of any and all their departments and bureaus applicable to the demised premises, and will not create or permit any nuisance in or about the demised premises to the annoyance of neighboring occupants. Lessee agrees to comply with the responsibilities of all health, safety, zoning, building and environmental laws, statutes, ordinances, regulation, rules, orders and restrictions of any municipal, state, federal or other governmental authority having jurisdiction with respect to the demised premises and to assume all of the responsibilities imposed by all such laws, statutes, ordinances, regulations, rules, orders and restrictions with respect to the demised premises and to hold Lessor harmless in connection therewith. Lessee further agrees to indemnify and hold Lessor harmless from any liability, costs and expenses (including, but not limited to, attorneys' fees and litigation costs) arising after the execution of this Lease from any claim for personal injury, property damage, or damage to the environment made, asserted or prosecuted by or on behalf of any person or entity relating in any way to the demised premises either (i) arising or alleged to arise under any environmental law, statute, regulation, ordinance, rule or order or (ii) asserted as a result of actual, threatened or alleged pollution or contamination by, or exposure to, toxic or hazardous substances, pollutants, contaminants, products, raw materials or other chemicals or substances used in connection with or produced by the demised premises, in each case without regard to the form of action, and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity. Lessee represents, covenants and warrants that Lessee shall not use the demised premises in such manner as to become liable under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA"). In the event that there shall be filed a lien against the demised premises pursuant to and in accordance with CERCLA arising from the intentional or unintentional action or omission of Lessee or Lessee's employees, agents, contractors, licensees, invitees, assigns or subtenants, then Lessee shall, within thirty (30) days from the date Lessee is given notice of the lien or in such shorter period of time in the event that the United States, or any agency or subdivision thereof, has commenced steps to cause the demised premises to be sold


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pursuant to the lien, pay the claim and remove the lien from the demised premises. If Lessee fails to do so by said period, Lessor shall be entitled to resort to such remedies as are provided in this Lease as in the case of any default of this Lease, in addition to such as are permitted by law. Lessor agrees to indemnify and hold Lessee harmless from any liability, costs and expenses (including, but not limited to, attorneys' fees and litigation costs) arising before the execution of this Lease from any claim for personal injury, property damage, or damage to the environment made, asserted or prosecuted by or on behalf of any person or entity relating in any way to the demised premises either (i) arising or alleged to arise under any environmental law, statute, regulation, ordinance, rule or order or (ii) asserted as a result of actual, threatened or alleged pollution or contamination by, or exposure to, toxic or hazardous substances, pollutants, contaminants, products, raw materials or other chemicals or substances used in connection with or produced by the demised premises, in each case without regard to the form of action, and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity. The Lessor further warrants that at the inception of this Lease, it has no knowledge of any violation of any laws, rules or orders of any federal, state or municipal government or department which may be applicable to the leased premises.

         20. All notices to be given to the Lessee shall be in writing, deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the Lessee at 941 Grinnell Street, Fall River, Massachusetts, 02720. Notices by the Lessee to Lessor shall be in writing, deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the Lessor at 1200 Airport Road, Fall River, Massachusetts, 02720. Notices shall be deemed delivered when deposited in the United States mail, as above provided. Change of address by either party must be by notice given to the other in the same manner as above specified.

         21. Any holding over after the expiration of said term, with the consent of the Lessor, shall be construed to be a tenancy from month to month, and shall be on the terms and conditions herein specified, so far as applicable.

         22. The Lessee shall have the privilege, subject to the prior approval of the Lessor, of placing on the demised premises such signs as it deems necessary and proper in the conduct of its business, provided the Lessee pays all permit and license fees which may be required to be paid for the erection and maintenance of any and all such signs, provided such signs are legally permitted to be installed. The Lessee agrees to exonerate, save harmless, protect and indemnify the Lessor from and against any and all losses, damages, claims, suits or actions for any damage or injury to the person or property caused by the erection and


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maintenance of such signs or parts thereof, and insurance coverage for such signs shall be included in the public liability policy which the Lessee is required to furnish hereunder.

         23. The Lessee agrees that this Lease shall be subordinate to any mortgages or trust deeds that may hereafter be placed upon the premises, to any and all advances made or to be made under them, to the interest and all obligations secured by them, and to all renewals, replacements and extensions of them. If any mortgagee or beneficiary elects to have this Lease superior in its mortgage or deed of trust and gives notice of its election to Lessee, then this Lease shall be superior to the lien of any mortgage or trust deed whether this Lease is dated or recorded before or after the mortgage or trust deed.

         24. It is understood and agreed that the relationship of the partes hereto is strictly that of landlord and tenant and that the Lessor has no ownership in the Lessee's enterprise and that this Lease shall not be construed as a joint venture or partnership. The Lessee is not and shall not be deemed to be agent or representative of the Lessor.

         25. The Lessor acknowledges that the Lessor has no interest in any personal property or equipment or furniture and fixtures which may be installed by the Lessee upon the leased premises, and the Lessor agrees in the future to furnish the Lessee, upon request, such Landlord's Waiver or Mortgagee's Waiver or similar document as may be reasonably required by an institutional lender or equipment lessor in connection with the Lessee's acquisition or financing respecting such personal property, equipment, furniture and fixtures. The Lessee shall have the right to remove same at the termination of this Lease and shall be obligated to repair any damage caused by removal.

         26. During the term of this Lease, Lessee shall have use of Lessor's racks, shelving, fixtures and equipment located at the demised premises at the commencement of this Lease. Lessee agrees it will, during the term of this Lease, make all necessary repairs to same and maintain the Lessor's racks, shelving, fixtures and equipment, which may be necessary to maintain the said racks, shelving, fixtures and equipment in good repair and condition, and it will upon the expiration or other termination of the term of this Lease yield up peaceably to Lessor the said racks, shelving, fixtures and equipment in good repair and condition, subject to reasonable wear and tear.

         27. Lessee shall have the right to renew this Lease for an additional six (6) month period on the terms and conditions set forth herein; provided, however, the net monthly rent payable during the renewal period shall be increased to nine thousand nine hundred sixteen and 00/100 dollars ($9,916.00). Lessee shall provide written notice to Lessor at least sixty (60) days prior to


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the end of the term of its election to renew. If Lessee fails to provide said notice, said right to renew shall be null and void.

         28. Lessor agrees to modify the premises by (a) removing all or a portion of the existing office space and (b) adding another working door. It is understood and agreed that the modifications referred to above will be completed by November 10, 1997 and that Lessee shall be responsible for the costs and expenses associated therewith.

         29. All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, provided that nothing in this paragraph shall be deemed to permit any assignment, subletting, occupancy, or use contrary to the provisions of paragraph 3.

         Witness the signatures and seals of the above parties, the corporate parties by their proper officers hereunto duly authorized, the day and year first written.


                                       ROBBINS MANUFACTURING
                                        CO., INC., Lessor

[illegible]                            By: /s/ Barry Robbins
--------------------------              ---------------------------------------
Witness                                 Barry Robbins, President
                                         and Treasurer


                                       QUAKER FABRIC CORPORATION
                                         OF FALL RIVER, Lessee

[illegible]                             By: /s/ Cynthia L. Gordan
--------------------------              ---------------------------------------
Witness                                 Cynthia L. Gordan,
                                         Vice President


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